EXHIBIT 1

                            ARTICLES OF INCORPORATION
                                       OF
                      MILLENIUM TAX-FREE INCOME FUND, INC.

          FIRST: Incorporators. The undersigned, David F. Broderick, having a post office address at c/o McCarter & English LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, being 18 years old or older, makes these Articles of Incorporation for the purpose of forming a corporation under the general laws of the State of Maryland.

          SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is Millenium Tax-Free Income Fund, Inc.

          THIRD: Purpose. The purpose for which the Corporation is formed is to engage in, conduct, operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) (hereinafter called the "1940 Act"), and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

         FOURTH: Principal Office and Resident Agent. The address, including street and number, if any, and the county or municipal area, of the principal office of the Corporation within the State of Maryland, is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. The name and address, including street and number, if any, and the county or municipal area, of the resident agent of the Corporation within the State of Maryland, are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

         FIFTH: Capitalization. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000,000 shares of capital stock of the par value of $.01, having an aggregate par value of $10,000,000. Without limiting the power of the Board of Directors as set forth in paragraph (b) of this Article FIFTH, 350,000,000 shares are classified as Class A Common Stock, 350,000,000 shares are classified as Class B Common Stock and 100,000,000 shares are classified as Class C Common Stock.

         The Class A Common Stock, Class B Common Stock and Class C Common Stock shall represent investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

                  (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the



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         manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such Class;

                  (ii) The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (iii) The Class B Common Stock may be subject to a contingent deferred sales charge and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of five (5) years after the end of the calendar month of issuance;

                  (iv) The Class C Common Stock may be subject to a contingent deferred sales charge and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (v) Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.

                  (vi) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any class.

         (b) For purposes of establishing classes or subclasses of stock with different investment objectives, types of investments or distribution methods, costs or charges, the Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. Without limiting the generality of the foregoing, the Board of Directors may, from time to time, (I) classify or reclassify any unissued shares of stock into classes having "assets belonging to" such class, as described in Paragraph (c)(i) of this Article, (ii) divide any class having "assets belonging to" such class into subclasses with different distribution methods, costs or charges and classify or reclassify any unissued shares of such subclass, and (iii) name and change the name of any class or subclass of outstanding or unissued stock.

         (c) Subject to the authority granted to the Board of Directors of the Corporation in subparagraph (b) of this Article FIFTH, each class of stock of the Corporation now outstanding and each class of stock hereafter designated by the Directors as a class which shall have assets belonging to such class shall have the following described powers, preferences and rights and the qualifications, limitations and restrictions thereof shall be as follows:

                  (i) All consideration received by the Corporation for the issue or sale of shares of a particular class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

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                  (ii) The assets belonging to a particular class of stock shall be charged with the liabilities (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves) incurred in respect of such class, and such class shall also be charged with its shares of any general liabilities of the Corporation not incurred in respect of any particular class, such general liabilities to be allocated in proportion to the net asset value of the respective classes. The allocation of such liabilities to any subclass shall be determined by the Board of Directors or its delegate. The determination of the Board of Directors or its delegate shall be final and conclusive as to the amount of assets and liabilities, including accrued expenses and reserves, which are to be allocated to one or more particular classes or subclasses. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the Corporation appointed for such purpose.

                  (iii) In the event of the liquidation or dissolution of the Corporation (for whatever reason) shareholders of each class shall be entitled to receive as a class, out of the assets of the Corporation available for distribution to shareholders the assets belonging to such class; and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the relative aggregate net asset values of the shares held by such shareholders. In the event that there are any general assets available for distribution not belonging to any particular class, any distribution thereof shall be made to the holders of all such classes in proportion to the net asset value of the respective classes.

                  (iv) The voting rights of the shares of each class shall be as set forth in subparagraph (d) of this Article FIFTH.

                  (v) The relative rights of the shares of each class to be redeemed or repurchased shall be as set forth in Article SEVENTH.

                  (vi) The relative rights of the shares of each class to receive dividends shall be as set forth in Article NINTH.

         (d) Subject to the requirements of the Investment Company Act of 1940, at any meeting of the shareholders, each shareholder shall have one vote for each dollar of net asset value per share for each share held irrespective of the class or subclass thereof. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class or subclass except to the extent class or subclass voting is required as to any matter by the laws of the State of Maryland, the Investment Company Act of 1940 or any Regulation thereunder or by the Board of Directors.

         (e) Fractional shares shall carry proportionately all the rights of a whole share.

         SIXTH: Preemptive Rights. No holder of any of the stock of the Corporation shall as such holder have any preemptive or other right to purchase or subscribe for any stock which the Corporation may issue or sell, whether or not exchangeable for any other stock of the


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Corporation, and whether out of the number of shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of the stock of the Corporation acquired by it after the issue thereof, other than such, if any, as the Board of Directors in its discretion may from time to time determine to offer, or authorize to be offered, for subscription to stockholders of the Corporation, and then only at such price or prices and upon such terms as the Board of Directors from time to time, in its discretion, may determine.

         SEVENTH: Redemption. (a) Each holder of the stock of the Corporation shall be entitled at any time to require the Corporation, to the extent that the Corporation shall have any surplus available for such purpose and out of such surplus, to purchase all or any part of the shares of the stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares; provided, however, that the Corporation may suspend such right of redemption or postpone payment for such shares pursuant to the 1940 Act or any rule, regulation or order thereunder. The procedures and requirements for redemption shall be determined by the Corporation or its duly authorized agent.

         (b) Any redemptions or purchases of shares by the Corporation of any class of the Corporation's stock shall be made solely from assets belonging to such class.

         (c) The Corporation, without the vote or consent of the stockholders of the Corporation, may redeem all shares of stock in any stockholder's account in which the value of such shares is less than $250, or such other minimum amount as the Board of Directors may from time to time establish, in its discretion; provided, that any such redemption is at a price determined in accordance with the Corporation's then current prospectus.

         EIGHTH: Number, Names and Addresses of Directors. The number of initial directors of the Corporation shall be three. However, the By-Laws of the Corporation may from time to time fix the number of directors at a number other than three and may authorize the Board of Directors, by vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles or by the By-Laws. The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. The names and addresses of the initial directors of the Corporation are as follows:

                  Name                              Address
                  ----                              -------
                  John C. Sabo                      c/o Rickel Securities, Inc.
                                                    45 Essex Street
                                                    Millburn, New Jersey 07041

                  Paul A. Harper, Jr.               c/o Rickel Securities, Inc.
                                                    45 Essex Street
                                                    Millburn, New Jersey 07041

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                  Mark Blaustein                     c/o Rickel Securities, Inc.
                                                     45 Essex Street
                                                     Millburn, New Jersey 07041

          NINTH: Board of Directors. The following powers are expressly and exclusively vested in the Board of Directors of the Corporation and may be exercised without the approval of the stockholders of the Corporation.

         (a) To make, alter, amend and repeal the By-Laws of the Corporation.

         (b) To declare and provide for the distribution of dividends and to determine the amount, source, method and time thereof, except that distributions from assets belonging to a particular class of stock shall be distributed only to the holders of shares of such class.

         (c) To authorize and provide for the issuance and sale of shares of the stock of the Corporation.

         (d) To authorize the purchase by the Corporation, either directly or through an agent, of shares of its stock, in the open market or otherwise, at prices not in excess of the net asset value of such shares.

         TENTH: Net Asset Value, Other Determinations. The net asset value of shares of capital stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation. Any determination made in good faith by or on behalf of the Board of Directors or pursuant to its delegation or direction, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the net asset value, bid price or asked price of the shares of the Corporation, as to the value of any asset or assets of the Corporation, or as to any other matter relating to the issue, sale, redemption, purchase, acquisition or disposition of the shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of shares issued by it, and the shares of the Corporation shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         ELEVENTH: Indemnification. Subject to the provisions of the Investment Company Act of 1940, as amended, the Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with any proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the "Indemnification Section"). Subject to the provisions of the Investment Company Act of 1940, as amended, with respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section. As used in this Article Eleventh, any word or words that are defined in the Indemnification Section shall have the same meaning as provided in the Indemnification Section. The indemnification and advancement of expenses provided or authorized by these


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Articles shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation may be entitled.

          TWELFTH. Exculpation. Subject to the provisions of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         THIRTEENTH: Majority Vote. Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon. When shares are voted by individual class or subclass, any such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon.

          FOURTEENTH: Amendments. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred on stockholders and others herein are granted subject to this reservation.

          FIFTEENTH: Titles. The titles contained in these Articles of Incorporation are for convenience only and shall not affect the interpretation of any of the provisions thereof.

         IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation this 7th day of January, 1998.

                                                   /s/ David F. Broderick
                                                   ----------------------
                                                   David F. Broderick